Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES
FOURTH QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS AND AN ADDITIONAL DIVIDEND INCREASE

▪Ninth Consecutive Quarter of Positive Net Cash from Operating Activities
▪Achieved Highest Quarterly Adjusted Free Cash Flow of $3.3 Million
▪New Dividend Program Increases to $0.16 per year
SILVER SPRING, Md. (March 11, 2025) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024. In addition, the Company’s Board of Directors raised the first quarter 2025 cash dividend to $0.04 per share, payable on March 28, 2025, to stockholders of record on March 14, 2025, and updated its dividend policy to paying annual dividends of $0.16 per share.
“We are pleased to announce a strong finish to 2024. As we continued to rationalize our cost base, secure higher margin revenue and expand our subscription and licensing partners, we generated significant free cash flow of $9.5 million for 2024, an improvement of $25.5M over 2023. These measures also enabled us to increase our dividend to reward our shareholders." said Clint Stinchcomb, President & CEO. "2025 will be an exciting year as we return to double digit growth in both revenue and cash flow, through thoughtful and aggressive monetization of our high-quality, high-volume content library. With zero debt, roughly one-third of our market cap in net cash and securities, and a robust library of video and audio in high demand from consumers, distributors and technology partners in need of massive datasets for AI model training, we are enthusiastic about the future and dedicated to maximizing shareholder value."
Fourth Quarter 2024 Financial Results
•Revenue of $14.1 million, compared to $12.6 million in the third quarter of 2024, and $14.8 million in the fourth quarter of 2023;
•Gross profit of $7.4 million, compared to $6.7 million in the fourth quarter of 2023;
•Total advertising and marketing and general and administrative expenses of $11.2 million, a 2% year-over-year reduction;
•Net loss of $2.8 million, compared to net loss of $4.7 million in the fourth quarter of 2023;
•Net cash provided by operating activities of $3.0 million, compared to net cash used in operating activities of $2.5 million in the fourth quarter of 2023;
•Adjusted Free Cash Flow of $3.3 million, an improvement of $5.7 million for the fourth quarter of 2023;
•Adjusted EBITDA loss of $1.9 million, compared to Adjusted EBITDA loss of $3.4 million in the fourth quarter of 2023; and
•Cash, restricted cash and held-to-maturity securities balance of $39.7 million and no debt as of December 31, 2024.

Full Year 2024 Financial Results
•Revenue of $51.1 million, compared to $56.9 million in 2023;
•Gross profit of $25.8 million, compared to $21.3 million in 2023;

•Total advertising and marketing and general and administrative expenses of $39.1 million, a 17% year-over-year reduction;
•Net loss of $12.9 million, compared to net loss of $48.9 million in 2023;
•Net cash provided by operating activities of $8.2 million, compared to net cash used in operating activities of $16.2 million in 2023;
•Adjusted Free Cash Flow of $9.5 million, an improvement of $25.5 million from 2023; and
•Adjusted EBITDA loss of $6.0 million, compared to Adjusted EBITDA loss of $20.2 million in 2023.

Full Year 2024 Business Highlights
•Licensed over two million video programs and clips.
•Launched and distributed three new US Hispanic FAST channels: Curiosity Explora, Curiosity Motores, Curiosity Animales.
•Increased content volume by over 200,000 hours of video and audio.
•Grew Curiosity University partner subscribers by ~50%.
•New FAST channel agreements in 12 countries.
•Premiered multiple groundbreaking original series and specials across the full spectrum of factual, including Science for Evil Geniuses, 4th & Forever: DeSoto, The Invention of Surgery, The Art of Seduction, Believe, Surviving Globalism, Decoding Beauty, Taste: The Flavor of Life, A Day on the Reef, Tracker's Diary: Tigers of Nepal and Fateful Planet.
•Added thousands of titles to core genres of science, history, nature and tech, including Breakthrough: Mission to an Alien Ocean, Searching for Satoshi, Wings: World War Two in the Skies, Space Probes, Carbon: The Unauthorized Biography, and Ancient Engineering: Egypt, China, the Middle East and Rome.
•Expanded slate of annual programming and promotional stunts to drive engagement with Curiosity’s most popular programming, including SPACE WEEK, DINO WEEK, ANCIENT EGYPT WEEK, JAWS & CLAWS WEEK, and the month-long SUMMER DOC-BUSTERS campaign.

Financial Outlook
CuriosityStream expects the following for the first quarter of 2025:
•Revenue within the range of $14.5 - $15.5 million
•Adjusted Free Cash Flow1 within the range of $1.0 - $2.0 million
1 See Non-GAAP Financial Measures below.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s fourth quarter and full year 2024 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, plans to pay regular dividends, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,”

“scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2024, that we expect to file with the Securities and Exchange Commission (the “SEC”) on or about March 21, 2025, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.
In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.
About CuriosityStream Inc.
CuriosityStream Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Español, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com

CuriosityStream Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,
(in thousands, except par value)	2024		2023

Assets
Current assets
Cash and cash equivalents	$7,826		$37,715
Restricted cash	125		500
Short-term investments in debt securities	24,236		—
Accounts receivable, net	6,103		4,760
Other current assets	1,228	`2`	2,315
Total current assets	39,518		45,290
Investments in debt securities	7,463		—
Investments in equity method investees	3,848		6,354
Property and equipment, net	520		727
Content assets, net	31,511		44,943
Operating lease right-of-use assets	3,065		3,350
Other assets	257		358
Total assets	$86,182		$101,022
Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$282		$407
Accounts payable	5,608		4,765
Accrued expenses and other liabilities	7,003		3,705
Deferred revenue	10,970		14,521
Total current liabilities	23,863		23,398
Warrant liability	88		44
Non-current operating lease liabilities	3,887		4,283
Other liabilities	496		651
Total liabilities	28,334		28,376
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of December 31, 2024, and December 31, 2023; 56,814 shares issued as of December 31, 2024, including 215890 treasury shares; 53,287 issued and outstanding as of December 31, 2023; 56,598 shares outstanding as of December 31, 2024.	5		5
Treasury stock	(251)		—
Additional paid-in capital	366,508		362,636
Accumulated other comprehensive loss	—		—
Accumulated deficit and other comprehensive loss	(308,414)		(289,995)
Total stockholders’ equity	57,848		72,646
Total liabilities and stockholders’ equity	$86,182		$101,022

CuriosityStream Inc.
Consolidated Statements of Operations (Unaudited)

	Year Ended December 31,
(in thousands, except per share data)	2024	2023

Revenues	$51,134	$56,889
Operating expenses
Cost of revenues	25,363	35,553
Advertising and marketing	14,434	17,390
General and administrative	24,670	29,447
Impairment of content assets	—	18,970
Total operating expenses	64,467	101,360
Operating loss	(13,333)	(44,471)
Change in fair value of warrant liability	(44)	213
Interest and other income	3,074	1,272
Equity method investment loss	(2,506)	(5,404)
Loss before income taxes	(12,809)	(48,390)
Provision for income taxes	132	506
Net loss	$(12,941)	$(48,896)
Net loss per share
Basic	$(0.24)	$(0.92)
Diluted	$(0.24)	$(0.92)
Weighted average number of common shares outstanding
Basic	54,480	53,044
Diluted	54,480	53,044

CuriosityStream Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2024	2023

Cash flows from operating activities
Net loss	$(12,941)	$(48,896)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Change in fair value of warrant liability	44	(213)
Additions to content assets	(5,698)	(18,316)
Change in content liabilities	(125)	(2,455)
Amortization of content assets	19,130	22,905
Depreciation and amortization expenses	339	496
Impairment of content assets	—	18,970
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(294)	26
Stock-based compensation	6,568	3,999
Equity method investment loss	2,506	5,404
Other non-cash items	430	481
Changes in operating assets and liabilities
Accounts receivable	(1,343)	6,139
Other assets	1,131	855
Accounts payable	843	(1,295)
Accrued expenses and other liabilities	1,383	(4,542)
Deferred revenue	(3,822)	270
Net cash provided by (used in) operating activities	8,151	(16,172)

Cash flows from investing activities
Purchases of property and equipment	—	(5)
Investment in equity method investees	—	(992)
Maturities of investments in debt securities	7,200	15,000
Purchases of investments in debt securities	(38,605)	—
Net cash (used in) provided by investing activities	(31,405)	14,003

Cash flows from financing activities
Repurchases of common stock	(251)	—
Dividends paid	(4,063)	—
Payments related to tax withholding	(2,696)	(123)
Net cash used in financing activities	(7,010)	(123)
Net (decrease) in cash, cash equivalents and restricted cash	(30,264)	(2,292)
Cash, cash equivalents and restricted cash, beginning of period	38,215	40,507
Cash, cash equivalents and restricted cash, end of period	$7,951	$38,215

Supplemental disclosure:
Cash paid for taxes	$80	$195
Cash paid for operating leases	510	466

CuriosityStream Inc.
Reconciliation from Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2024	2023	2024	2023

Net loss	$(2,813)	$(4,659)	$(12,941)	$(48,896)
Change in fair value of warrant liability	(22)	(29)	44	(213)
Interest and other (income) expense	(1,372)	(416)	(3,074)	(1,272)
Provision for Income taxes	(2)	27	132	506
Equity method investment loss	331	312	2,506	5,404
Depreciation and amortization[1]	54	126	339	496
Restructuring[2]	25	819	243	819
Impairment of content assets	—	—	—	18,970
Other nonrecurring	28	—	141	—
Stock-based compensation	1,834	413	6,568	3,999
Adjusted EBITDA	$(1,937)	$(3,407)	$(6,042)	$(20,187)
[1] These amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from a 2023 and 2024 reduction in force.

CuriosityStream Inc.
Reconciliation from Net Cash Flow used in Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2024	2023	2024	2023

Net cash flow used in operating activities	$3,035	$(2,542)	$8,151	$(16,172)

Purchases of property and equipment	—	—	—	(5)
Restructuring payments[1]	31	144	854	144
Other nonrecurring payments[2]	221	—	502	—
Adjusted Free Cash Flow	$3,287	$(2,398)	$9,507	$(16,033)
[1] Consists primarily of severance and workforce optimization payments resulting from 2023 and 2024 reductions in force.
[2] Consists primarily of payments related to license fees and risk mitigation efforts.